Exhibit 99.1

Magnite Reports Second Quarter 2021 Results
CTV Revenue Grows Over 100% in Q2 on a Pro Forma Basis
Newly Acquired SpringServe Brings Complementary CTV Ad Server
LOS ANGELES, California – August 5, 2021 – Magnite (Nasdaq: MGNI), the world's largest independent sell-side advertising platform, today reported its results of operations for the quarter ended June 30, 2021. Second quarter 2021 financial results of Magnite represent the combined performance of Magnite and two months of SpotX, which was acquired on April 30, 2021. Second quarter 2020 comparative numbers do not include results from SpotX, unless noted as pro-forma.
Recent Magnite Highlights
•Revenue of $114.5 million for Q2 2021, up 170% from Q2 2020
•Revenue ex-TAC(2) of $100.4 million for Q2 2021, up 139% from Q2 2020 and up 79% on a pro-forma basis(1)
•Revenue ex-TAC(2) attributable to CTV of $34.3 million for Q2 2021, up 333% year over year, and up 108% on a pro forma(1)
•Revenue ex-TAC(2) attributable to OLV or On-Line Video and Display each grew over 60% year over year in Q2 2021 on a pro forma basis(1)
•Net income of $36.8 million in Q2 2021, for diluted earnings per share of $0.26, compared to net loss of $39.1 million, for a loss per share of $0.36 in Q2 of 2020
•Adjusted EBITDA(2) of $31.8 million in Q2 2021 representing a margin of 32%(4) , as compared to Adjusted EBITDA loss of $3.5 million in Q2 of 2020
•Non-GAAP diluted earnings per share(2) of $0.11 for Q2 2021, compared to $0.10 non-GAAP loss per share for Q2 of 2020
•Operating free cash flow(5) in Q2 2021 was $23.8 million
•SpringServe acquisition closed on July 1, 2021

Expectations:
• Revenue ex-TAC(2) for Q3 2021 to be between $112 million and $116 million
•Revenue ex-TAC(2) attributable to CTV for Q3 2021 to be between $41 million and $45 million representing growth of approximately 50% year over year on a pro forma basis(1)
•Adjusted EBITDA operating expenses(3) to be between $77 and $79 million for Q3 2021
•Total capital expenditures for the second half of 2021 to be approximately $16 million

“I'm very pleased with the Company's recent performance. We closed two very strategic acquisitions, SpotX and SpringServe, and delivered strong growth across all channels, on both our legacy platform and newly acquired business. We are progressing well with our integration efforts and are positioned to better serve the fast-growing CTV market with combined customer teams, a strong and greatly enhanced development organization, and the leading independent full CTV tech stack, which now includes an advanced CTV ad server,” said Michael G. Barrett, President and CEO of Magnite.

Second Quarter 2021 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended			Six Months Ended
	June 30, 2021	June 30, 2020	Change Favorable/ (Unfavorable)	June 30, 2021	June 30, 2020	Change Favorable/ (Unfavorable)
Revenue	$114.5	$42.3	170%	$175.3	$78.6	123%
Revenue ex-TAC(2)	$100.4	$42.1	139%	$160.3	$78.3	105%
Net income (loss)	$36.8	($39.1)	194%	$23.9	($48.8)	149%
Adjusted EBITDA(2)	$31.8	($3.5)	1,012%	$41.2	($0.7)	6,022%
Adjusted EBITDA operating expenses(3)	$68.6	$45.5	51%	$119.1	$79.0	51%
Adjusted EBITDA margin(4)	32%	(8%)	40 ppt	26%	(1%)	27 ppt
Basic earnings (loss) per share	$0.29	($0.36)	181%	$0.20	($0.60)	133%
Diluted earnings (loss) per share	$0.26	($0.36)	172%	$0.18	($0.60)	130%
Non-GAAP earnings (loss) per share(2)	$0.11	($0.10)	210%	$0.15	($0.17)	188%

Footnotes:
(1)
When Q2 year-over-year comparisons are referred to as pro-forma, they include SpotX results for April 2021 and Q2 2020. For Q3 2021 expectations, pro-forma comparisons include SpotX and SpringServe results for Q3 2020.

(2)	Revenue ex-TAC, Adjusted EBITDA, Adjusted EBITDA operating expenses, and non-GAAP earnings (loss) per share are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.
(3)	Adjusted EBITDA operating expenses is calculated as Revenue ex-TAC less Adjusted EBITDA.
(4)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue ex-TAC.
(5)	Operating free cash flow is calculated as Adjusted EBITDA less capital expenditures.
Second Quarter 2021 Results Conference Call and Webcast:
The Company will host a conference call on August 5, 2021 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its second quarter of 2021.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Magnite conference call
Simultaneous audio webcast:	investor.magnite.com under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10158472
Webcast link:	investor.magnite.com under "Events and Presentations"
About Magnite
We’re Magnite (NASDAQ: MGNI), the world’s largest independent sell-side advertising platform. Publishers use our technology to monetize their content across all screens and formats including CTV, online video, display, and audio. The world’s leading agencies and brands trust our platform to access brand-safe, high-quality ad inventory and execute billions of advertising transactions each month. In April 2021 we acquired SpotX to further enhance our CTV business and better help our clients in this rapidly growing market. Anchored in sunny Los Angeles, bustling New York City, mile-high Denver, historic London, and down under in Sydney, Magnite has offices across North America, EMEA, LATAM, and APAC.

Note: Magnite and the Magnite logo are service marks of Magnite, Inc.

Forward-Looking Statements:
This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning the acquisition of SpotX, Inc. ("SpotX," and such acquisition the "SpotX Acquisition") or SpringServe, LLC ("SpringServe," and such acquisition the "SpringServe Acquisition") or the anticipated benefits thereof; statements concerning potential synergies from the SpotX Acquisition or SpringServe Acquisition; statements concerning the potential impacts of the COVID-19 pandemic on our business operations, financial condition, and results of operations and on the world economy; our anticipated financial performance; anticipated benefits or effects related to our completed merger with Telaria, Inc. in April 2020 ("Telaria" and such merger the "Telaria Merger"); key strategic objectives, industry growth rates for ad-supported CTV and the shift in video consumption from linear TV to CTV; introduction of new offerings; the impact of transparency initiatives we may undertake; the impact of our traffic shaping technology on our business; the effects of our cost reduction initiatives; scope and duration of client relationships; the fees we may charge in the future; business mix; sales growth; client utilization of our offerings; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; certain statements regarding future operational performance measures; benefits from supply path optimization; and other statements that are not historical facts. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. Risks that our business face include, but are not limited to, the following: our ability to realize the anticipated benefits of the Telaria Merger, SpotX Acquisition, and SpringServe Acquisition; our ability to comply with the terms of our financing arrangements; restrictions in our Credit Agreement may limit our ability to make strategic investments, respond to changing market conditions, or otherwise operate our business, which may place us at a disadvantage compared to competitors; increases in our debt leverage may put us at greater risk of defaulting on our debt obligations, subject us to additional operating restrictions and make it more difficult to obtain future financing on favorable terms; sales of our common stock by the former owner of SpotX, including pursuant to a registered offering, may have an adverse effect on the price of our common stock; conversion of our Convertible Notes will dilute the ownership interest of existing stockholders, or may otherwise depress the price of our common stock; the severity, magnitude, and duration of the COVID-19 pandemic, including impacts of the pandemic and of responses to the pandemic by governments, business and individuals on our operations, personnel, buyers, sellers, and on the global economy and the advertising marketplace; our CTV spend may grow more slowly than we expect if industry growth rates for ad supported CTV are not accurate, if CTV sellers fail to adopt programmatic advertising solutions or if we are unable to maintain or increase access to CTV advertising inventory; we may be unsuccessful in our supply path optimization efforts; our ability to introduce new offerings and bring them to market in a timely manner, and otherwise adapt in response to client demands and industry trends; uncertainty of our estimates and expectations associated with new offerings, including the CTV ad server product that we recently acquired in the SpringServe Acquisition; lack of adoption and market acceptance of our Demand Manager solution; we must increase the scale and efficiency of our technology infrastructure to support our growth; the emergence of header bidding has increased competition from other demand sources and may cause infrastructure strain and added costs; our access to mobile inventory may be limited by third-party technology or lack of direct relationships with mobile sellers; we may experience lower take rates, which may not be offset by increase in the volume of ad requests, improvements in fill-rate, and/or increases in the value of transactions through our platform; the impact of requests for discounts, fee concessions, rebates, refunds or favorable payment terms; our history of losses, and the fact that in the past our operating results have and may in the future fluctuate significantly, be difficult to predict, and fall below analysts' and investors' expectations; the effect on the advertising market and our business from difficult economic conditions or uncertainty; the effects of seasonal trends on our results of operations; we operate in an intensely competitive market that includes companies that have greater financial, technical and marketing resources than we do; the effects of consolidation in the ad tech industry; the growing percentage of digital advertising spend captured by closed "walled gardens (such as Google, Facebook, Comcast, and Amazon); our ability to differentiate our offerings and compete effectively to combat commodification and disintermediation; potential limitations on our ability to collect or use data as a result of consumer tools, regulatory restrictions and technological limitations; the development and use of new identity solutions as a replacement for third-party cookies and other identifiers may disrupt the programmatic ecosystem and cause the performance of our platform to decline; the industry may not adopt or may be slow to adopt the use of first-party publisher segments as an alternative to third-party cookies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and privacy; failure by us or our clients to meet advertising and inventory content standards could harm our brand and reputation and those of our partners; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; the ability of buyers and sellers to establish direct relationships and integrations without the use of our platform; our reliance on large aggregators of advertising inventory, and the concentration of CTV among a small number of large sellers that enjoy significant negotiating leverage; our ability to provide value to both buyers and sellers of advertising without being perceived as favoring one over the other or being perceived as competing with them through our service offerings; our reliance on large sources of advertising demand, including demand side platforms ("DSPs") that may have or develop high-risk credit profiles or fail to pay invoices when due; we may be exposed to claims from clients for breach of contracts; errors or failures in the operation of our solution, interruptions in our access to network infrastructure or data, and breaches of our computer systems; our ability to ensure a high level of brand safety for our clients and to detect "bot" traffic and other fraudulent or malicious activity; the use of our net operating losses and tax credit carryforwards may be subject to certain limitations; the possibility of adjustments to the purchase price allocation and valuation relating to the SpotX Acquisition; our ability to raise additional capital if needed; volatility in the price of our common stock; the impact of negative analyst or investor research reports; our ability to attract and retain qualified employees and key personnel; costs associated with enforcing our intellectual property rights or defending intellectual property infringement and other claims; the Capped Call Transactions may affect the value of the Convertible Notes and our common stock; we are subject to counterparty risk with respect to the Capped Call Transactions; the conditional conversion feature of the Convertible Notes, if triggered, may adversely affect our financial condition and operating result; failure to successfully execute our international growth plans; and our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies.
We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this press release and in other filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. These forward-looking statements represent our estimates and assumptions only as of the date of the report in which they are included. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures and Operational Measures:
In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and development and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include Revenue ex-TAC, Adjusted EBITDA, Non-GAAP Income (Loss) and Non-GAAP Earnings (Loss) per share, each of which is discussed below.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of Revenue to Revenue ex-TAC," "Reconciliation of net income (loss) to Adjusted EBITDA," "Reconciliation of net income (loss) to non-GAAP income (loss)," and "Reconciliation of GAAP earnings (loss) per share to non-GAAP earnings (loss) per share" included as part of this press release.
We do not provide a reconciliation of our non-GAAP financial expectations for Revenue ex-TAC, Adjusted EBITDA, and Adjusted EBITDA operating expenses because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, acquisition-related charges, foreign exchange (gain) loss, net, stock-based compensation, impairment charges, and provision or benefit for income taxes), which could be material, are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors.

Revenue ex-TAC:

Revenue ex-TAC is revenue excluding traffic acquisition cost ("TAC"). Traffic acquisition cost, a component of Cost of revenue, represents what we must pay sellers for the sale of advertising inventory through our platform for revenue reported on a gross basis. In calculating Revenue ex-TAC, we add back the cost of revenue, excluding TAC, to gross profit, the most comparable GAAP measurement. Revenue ex-TAC is a non-GAAP financial measure. We believe Revenue ex-TAC is a useful measure in assessing the performance of Magnite as a combined company following our acquisition of SpotX and facilitates a consistent comparison against our core business without considering the impact of traffic acquisition costs related to revenue reported on a gross basis.

Adjusted EBITDA:

We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, non-operational real estate expense (income), net, and provision (benefit) for income taxes. We also track future expenses on an Adjusted EBITDA basis, and describe them as Adjusted EBITDA operating expenses, which includes total operating expenses. Total operating expenses include cost of revenue. We adjust Adjusted EBITDA operating expenses for the same expense items excluded in Adjusted EBITDA. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:
•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.
•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.
•Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:
•Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.
•Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.
•Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.
•Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets, merger related severance costs, and changes in the fair value of contingent consideration.
•Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.
•Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, non-operational real estate expenses or income, or contractual commitments.
•Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.
•Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Our Adjusted EBITDA is influenced by fluctuations in our revenue, cost of revenue, and the timing and amounts of the cost of our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.
Non-GAAP Earnings (Loss) and Non-GAAP Earnings (Loss) per Share:
We define non-GAAP earnings (loss) per share as non-GAAP earnings (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP earnings (loss) is equal to net income (loss) excluding stock-based compensation, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, merger related severance costs, transaction expenses, non-operational real estate expenses or income, foreign currency gains and losses, and in periods in which the Company generates net income, non-GAAP net income also excludes interest expense associated with Convertible Notes, net of tax, in line with diluted earnings per share for GAAP purposes. In periods in which we have non-GAAP earnings, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, and potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method. In periods in which the Company generates net income, non-GAAP weighted-average shares will also include the impact of shares that would be issuable assuming conversion of all of the Convertible Notes, calculated under the if-converted method. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings (loss) per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).
Investor Relations Contact
Nick Kormeluk
(949) 500-0003
nkormeluk@magnite.com
Media Contact
Charlstie Veith
(516) 300-3569
press@magnite.com

MAGNITE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$192,970	$117,676
Accounts receivable, net	780,502	471,666
Prepaid expenses and other current assets	30,560	17,729
TOTAL CURRENT ASSETS	1,004,032	607,071
Property and equipment, net	34,427	23,681
Right-of-use lease asset	48,935	39,599
Internal use software development costs, net	17,403	16,160
Intangible assets, net	483,854	89,884
Goodwill	945,731	158,125
Other assets, non-current	6,893	4,440
TOTAL ASSETS	$2,541,275	$938,960
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$844,045	$509,315
Lease liabilities, current	15,351	9,813
Debt, current	3,600	—
Other current liabilities	10,682	3,070
TOTAL CURRENT LIABILITIES	873,678	522,198
Deferred tax liability	18,743	199
Debt, non-current, net of debt issuance costs	718,641	—
Lease liabilities, non-current	39,673	32,278
Other liabilities, non-current	2,854	2,672
TOTAL LIABILITIES	1,653,589	557,347
STOCKHOLDERS' EQUITY
Common stock	2	2
Additional paid-in capital	1,259,170	777,084
Accumulated other comprehensive loss	(901)	(957)
Accumulated deficit	(370,585)	(394,516)
TOTAL STOCKHOLDERS' EQUITY	887,686	381,613
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,541,275	$938,960

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenue	$114,541	$42,348	$175,256	$78,643
Expenses (1)(2):
Cost of revenue	50,526	21,545	71,282	35,548
Sales and marketing	43,273	20,029	65,862	31,298
Technology and development	18,111	13,063	32,377	23,756
General and administrative	16,980	15,780	31,138	24,907
Merger, acquisition, and restructuring costs	32,632	12,493	35,354	14,423
Total expenses	161,522	82,910	236,013	129,932
Loss from operations	(46,981)	(40,562)	(60,757)	(51,289)
Other (income) expense:
Interest income (expense), net	5,172	2	5,315	(142)
Other income	(1,139)	(1,284)	(2,362)	(1,293)
Foreign exchange (gain) loss, net	(127)	(440)	(112)	(1,138)
Total other (income) expense, net	3,906	(1,722)	2,841	(2,573)
Loss before income taxes	(50,887)	(38,840)	(63,598)	(48,716)
Provision (benefit) for income taxes	(87,695)	288	(87,529)	87
Net income (loss)	$36,808	$(39,128)	$23,931	$(48,803)
Net earnings (loss) per share:
Basic	$0.29	$(0.36)	$0.20	$(0.60)
Diluted	0.26	(0.36)	0.18	(0.60)
Weighted average shares used to compute earnings (loss) per share:
Basic	125,981	108,530	120,668	81,698
Diluted	142,982	108,530	136,262	81,698

(1) Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Cost of revenue	$167	$189	$252	$290
Sales and marketing	3,382	2,534	5,843	3,619
Technology and development	2,541	2,225	4,367	3,408
General and administrative	2,968	3,743	5,212	5,431
Merger, acquisition, and restructuring costs	646	1,200	1,023	1,200
Total stock-based compensation expense	$9,704	$9,891	$16,697	$13,948

(2) Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Cost of revenue	$19,104	$9,817	$27,344	$16,828
Sales and marketing	16,484	4,365	20,468	4,645
Technology and development	165	97	278	197
General and administrative	144	278	292	411
Total depreciation and amortization expense	$35,897	$14,557	$48,382	$22,081

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended
	June 30, 2021	June 30, 2020
OPERATING ACTIVITIES:
Net income (loss)	$23,931	$(48,803)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	48,382	22,081
Stock-based compensation	16,697	13,948
(Gain) loss on disposal of property and equipment	72	(12)
Provision for doubtful accounts	(163)	44
Amortization of debt issuance costs	1,516	—
Non-cash lease expense	2,988	(232)
Deferred income taxes	(87,202)	361
Unrealized foreign currency gains, net	(1,801)	(2,296)
Changes in operating assets and liabilities:
Accounts receivable	(109,726)	73,728
Prepaid expenses and other assets	997	8,716
Accounts payable and accrued expenses	131,018	(83,193)
Other liabilities	702	(5,838)
Net cash provided by (used in) operating activities	27,411	(21,496)
INVESTING ACTIVITIES:
Purchases of property and equipment	(10,939)	(3,420)
Capitalized internal use software development costs	(5,178)	(4,718)
Cash (used in), net of cash acquired, in merger and acquisition activities	(623,974)	54,595
Net cash (used in) provided by investing activities	(640,091)	46,457
FINANCING ACTIVITIES:
Proceeds from Convertible Notes offering	400,000	—
Proceeds from issuance of debt, net of debt discount	349,200	—
Payment for capped call options	(38,960)	—
Payment for debt issuance costs	(30,378)	—
Proceeds from exercise of stock options	7,265	2,299
Proceeds from issuance of common stock under employee stock purchase plan	1,154	693
Taxes paid related to net share settlement	—	(7,834)
Net cash provided by (used in) financing activities	688,281	(4,842)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(109)	(265)
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	75,492	19,854
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	117,731	88,888
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$193,223	$108,742

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO CONSOLIDATED BALANCE SHEETS
Cash and cash equivalents	$192,970	$107,490
Restricted cash included in other asset, non-current, and prepaid expenses and other current assets	253	1,252
Total cash, cash equivalents and restricted cash	$193,223	$108,742

	Six Months Ended
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:	June 30, 2021	June 30, 2020
Cash paid for income taxes	$677	$306
Cash paid for interest	$1,673	$34
Capitalized assets financed by accounts payable and accrued expenses	$1,915	$56
Capitalized stock-based compensation	$339	$371
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities	$—	$162
Common stock and options issued for merger	$495,591	$287,418
Debt discount, non-cash	$10,800	$—

MAGNITE, INC.
RECONCILIATION OF REVENUE TO GROSS PROFIT TO REVENUE EX-TAC
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenue	$114,541	$42,348	$175,256	$78,643
Less: Cost of revenue	50,526	21,545	71,282	35,548
Gross Profit	64,015	20,803	103,974	43,095
Add back: Cost of revenue, excluding TAC	36,417	21,247	56,318	35,250
Revenue ex-TAC	$100,432	$42,050	$160,292	$78,345

MAGNITE, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income (loss)	$36,808	$(39,128)	$23,931	$(48,803)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	6,359	6,535	11,253	12,999
Amortization of acquired intangibles	29,538	8,022	37,129	9,082
Stock-based compensation expense	9,704	9,891	16,697	13,948
Merger, acquisition, and restructuring costs, excluding stock-based compensation expense	31,986	11,295	34,331	13,223
Non-operational real estate expense (income), net	48	40	140	40
Interest expense (income), net	5,172	2	5,315	(142)
Foreign exchange (gain) loss, net	(127)	(440)	(112)	(1,138)
Other non-operating (income) expense, net	—	9	—	9
Provision (benefit) for income taxes	(87,695)	288	(87,529)	87
Adjusted EBITDA	$31,793	$(3,486)	$41,155	$(695)

MAGNITE, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP INCOME (LOSS)
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income (loss)	$36,808	$(39,128)	$23,931	$(48,803)
Add back (deduct):
Merger, acquisition, and restructuring costs, including amortization of acquired intangibles and excluding stock-based compensation expense	61,524	19,317	71,460	22,305
Stock-based compensation expense	9,704	9,891	16,697	13,948
Non-operational real estate expense (income), net	48	40	140	40
Foreign exchange (gain) loss, net	(127)	(440)	(112)	(1,138)
Other non-operating (income) expense, net	—	9	—	9
Interest expense, Convertible Notes, net of tax	184	—	217	—
Tax effect of Non-GAAP adjustments (1)	(91,831)	(138)	(92,419)	(369)
Non-GAAP income (loss)	$16,310	$(10,449)	$19,914	$(14,008)

(1)	Non-GAAP income (loss) includes the estimated tax impact from the expense items reconciling between net income (loss) and non-GAAP income (loss).

MAGNITE, INC.
RECONCILIATION OF GAAP EARNINGS (LOSS) PER SHARE TO NON-GAAP EARNINGS (LOSS) PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
GAAP earnings (loss) per share (1):
Basic	$0.29	$(0.36)	$0.20	$(0.60)
Diluted	$0.26	$(0.36)	$0.18	$(0.60)

Non-GAAP earnings (loss) per share	$0.11	$(0.10)	$0.15	$(0.17)

Weighted-average shares used to compute basic earnings (loss) per share	125,981	108,530	120,668	81,698
Dilutive effect of weighted-average common stock options, RSUs, and PSUs	10,694	—	11,894	—
Dilutive effect of weighted-average ESPP	45	—	68	—
Dilutive effect of weighted-average Convertible Notes	6,262	—	3,632	—
Non-GAAP weighted-average shares outstanding (3)	142,982	108,530	136,262	81,698

(1) Calculated as net income (loss) divided by basic and diluted weighted-average shares used to compute earnings (loss) per share as included in the consolidated statement of operations.
(2) Refer to reconciliation of net income (loss) to non-GAAP income (loss).
(3) Non-GAAP earnings (loss) per share is computed using the same weighted-average number of shares that are used to compute GAAP earnings (loss) per share in periods where there is both a non-GAAP loss and a GAAP net loss.

MAGNITE, INC.
REVENUE EX-TAC BY CHANNEL
(In thousands)
(unaudited)

	Revenue ex-TAC
	Three Months Ended				Six Months Ended
	June 30, 2021		June 30, 2020		June 30, 2021		June 30, 2020

Channel:
CTV	$34,264	34%	$7,919	19%	$46,240	29%	$7,919	10%
Desktop	27,377	27%	14,973	36%	47,374	29%	30,268	39%
Mobile	38,791	39%	19,158	45%	66,678	42%	40,158	51%
Total	$100,432	100%	$42,050	100%	$160,292	100%	$78,345	100%